                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED


                          CERTIFICATE OF INCORPORATION


                                       OF


                       NITINOL MEDICAL TECHNOLOGIES, INC.

                              AMENDED AND RESTATED


                          CERTIFICATE OF INCORPORATION


                                       OF


                       NITINOL MEDICAL TECHNOLOGIES, INC.


     Nitinol Medical Technologies, Inc., (the "Corporation") a corporation existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the Corporation is Nitinol Medical Technologies, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was July 28, 1986.

     2. This Amended and Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Certificate of Incorporation of the Corporation. This Amended and Restated Certificate of Incorporation was duly adopted by the directors and stockholders of the Corporation.

     3. The text of the Certificate of Incorporation as heretofore amended is hereby restated and further amended to read in its entirety as follows:


     FIRST. The name of the corporation is Nitinol Medical Technologies, Inc.

     SECOND. The address, including street, number, city and county of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent. The name of its registered agent at such address is National Corporate Research, Ltd.

     THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH.  Authorized Shares.
              -----------------

     A. The aggregate number of shares which the Corporation shall have authority to issue is 36,838,000, consisting of thirty million (30,000,000) shares of Common Stock, par value $.001 per share (the "Common Stock"), 3,800,000 shares of Convertible Preferred Stock, par value $.001 per share (the "Convertible Preferred Stock"), 38,000 shares of Redeemable Preferred Stock, par value $.001 per share (the "Redeemable Preferred Stock") and 3,000,000 shares of undesignated Preferred Stock, par value $.001 per share ("the "Preferred Shares").

     B. Authority is hereby expressly granted to the Board of Directors of the Corporation (or a committee thereof designated by the Board of Directors pursuant to the by-laws of the Corporation, as from time to time amended (the "By-Laws")) to issue the Preferred Shares from time to time as Preferred Shares of any series and to declare and pay dividends thereon in accordance with the terms thereof and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of shares of such series, and the designations, powers, preferences, and rights (including voting rights), and the qualifications, limitations, and restrictions, of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware.

     Upon the filing in the office of the Secretary of the State of Delaware of this Certificate of Incorporation of the Corporation, each 1.9 shares of Common Stock of the Corporation issued and outstanding as of the date of this amendment shall thereby and thereupon be combined into one share of validly issued, fully paid, and nonassessable share of Common Stock of the Corporation, and (ii) the number of shares of Company Common Stock constituting part of a Conversion Unit (as defined in Article FIFTH) shall be adjusted in accordance with Article FIFTH Section (A)(5)(d)(1). No scrip or fractional shares will be issued by reason of this amendment.

     FIFTH. The powers, preferences, rights, qualifications, limitations and restrictions of the Convertible Preferred Stock and the Redeemable Preferred Stock are as follows (capitalized terms used in this Article FIFTH and not otherwise defined shall have the meanings set forth in Section C of this Article
FIFTH:

     A.  Convertible Preferred Stock.
         ---------------------------

          1.   Ranking.  The Convertible Preferred Stock and the Redeemable
               -------
Preferred Stock shall rank on a parity with each other with respect to dividend rights and rights on liquidation, dissolution or winding up, and shall rank senior to all other equity securities of the Corporation, and any other series or class of the Corporation's preferred or common stock, now or hereafter authorized.

          2.   Dividends and Distributions.
               ---------------------------

          a.        Dividends.  The holders of shares of Convertible Preferred
                    ---------
Stock shall be entitled to receive dividends, as, when and if declared by the Board of Directors, out of funds legally available therefor ("LEGALLY AVAILABLE
                                                              -----------------
FUNDS").
- -----

          b.        Accrued Dividends; Record Date.  Dividends payable on the
                    ------------------------------
Convertible Preferred Stock shall begin to accrue from May 20, 1996 at an annual rate equal to 8% based upon the Liquidation Preference, calculated on the basis of a 360-day year consisting of twelve 30-day months, and shall accrue on a daily basis, in each case whether or not earned or declared. The Board of Directors may fix a record date for the determination of holders of shares of Convertible Preferred Stock entitled to receive payment of any dividends payable pursuant to Article FIFTH Section (A)(2)(a), which record date shall not be more than 60 days prior to the applicable dividend payment date.

          c.        Dividends Pro Rata.  All dividends paid with respect to
                    ------------------
shares of Convertible Preferred Stock pursuant to this Article FIFTH Section
(A)(2) shall be paid pro rata to the holders entitled thereto. In the event that the Legally Available Funds shall be insufficient for the payment of the entire amount of cash dividends payable at any dividend payment date, such funds shall be allocated for the payment of dividends with respect to the shares of Convertible Preferred Stock pro rata.

          d.        Certain Restrictions.  If any dividends accrued on shares of
                    --------------------
Convertible Preferred Stock as provided in this Article FIFTH Section (A)(2) are not paid in full in cash, then until all such dividends shall have been paid in full in cash, the Corporation shall not declare or pay cash dividends on, or make any other distributions with respect to, any shares of capital stock of the Corporation ranking junior to the Convertible Preferred Stock and Redeemable Preferred Stock.

          3.   Voting Rights.  In addition to any voting rights provided by law,
               -------------
the holders of shares of Convertible Preferred Stock shall have the following voting rights:

          a. Except as otherwise required by applicable law, each share of Convertible Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters voted on by holders of Common Stock voting together as a single class with the holders of the Common Stock and with holders of all other shares entitled to vote thereon. With respect to any such vote, each share of Convertible Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast assuming that such shares of Convertible Preferred Stock had been converted, on the record date for determining the stockholders of the Corporation eligible to vote on any such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, into the maximum number of shares of Common Stock into which such shares of Convertible Preferred Stock are then convertible as provided in Article FIFTH Section (A)(5).

          b. Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote or written consent in lieu thereof of the holders of at least fifty-one percent (51%) of the outstanding shares of Convertible Preferred Stock and Redeemable Preferred Stock, voting together as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose or by written consent, shall be necessary to (i) authorize or increase the authorized number of shares of capital stock, (ii) repurchase, redeem, or declare any dividends or other distributions with respect to any equity securities of the Corporation (other than (a) dividends on the Convertible Preferred Stock provided for in Article FIFTH Section (A)(2)(a) or dividends on the Redeemable Preferred Stock provided for in Article FIFTH Section (B)(2)(a), and (b) purchases of Common Stock from employees of the Company or any of its subsidiaries in an amount not to exceed

$250,000.00 in any 12-month period), (iii) authorize, adopt or approve an amendment to this Certificate of Incorporation, as amended, that would increase or decrease the par value of the shares of Convertible Preferred Stock or Redeemable Preferred Stock, alter or change the powers, preferences or special rights of the shares of Convertible Preferred Stock or Redeemable Preferred Stock, or alter or change the powers, preferences or special rights of any other capital stock of the Corporation, (iv) amend, alter or repeal this Certificate of Incorporation, as amended, or the Corporation's By-Laws so as to affect the shares of Convertible Preferred Stock or Redeemable Preferred Stock adversely, including, without limitation, by granting any voting right to any holder of notes, bonds, debentures or other debt obligations of the Corporation, (v) authorize any security convertible into, exchangeable for or evidencing the right to purchase or otherwise receive any shares of capital stock,(vi) effect the voluntary liquidation, dissolution, winding up, recapitalization or reorganization of the Corporation or (vii) enter into any transaction or series of transactions that would result in a Change of Control.

          4.   Liquidation, Dissolution or Winding Up.
               --------------------------------------

          a. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (other than a liquidation, dissolution or winding up following the redemption of all of the Redeemable Preferred Stock in connection with a Qualified Sale Transaction), before any distribution or payment to holders of Common Stock or of any other capital stock ranking in any such event junior to the Convertible Preferred Stock and the Redeemable Preferred Stock, the holders of shares of Convertible Preferred Stock and Redeemable Preferred Stock shall be entitled to be paid, (x) in the case of the Convertible Preferred Stock, an amount equal to the greater of (i) the Liquidation Preference, plus an amount equal to all accrued and unpaid dividends, if any, with respect to each share of Convertible Preferred Stock or (ii) the amount that the holders of shares of Convertible Preferred Stock would be entitled to receive in connection with such liquidation, dissolution or winding up if all of the holders of the Convertible Preferred Stock had converted their shares immediately prior to any relevant record date or payment in connection with such liquidation, dissolution or winding up and
(y) in the case of the Redeemable Preferred Stock, an amount equal to the Redeemable Liquidation Preference, plus an amount equal to all accrued and unpaid dividends, if any, with respect to each share of Redeemable Preferred Stock, in either case, before any payment or distribution is made to any class or series of capital stock ranking junior to the Redeemable Preferred Stock and Convertible Preferred Stock.

          b. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of Convertible Preferred Stock and the Redeemable Preferred Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of the Convertible Preferred Stock and Redeemable Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

          c. Neither the consolidation or merger of the Corporation with or into any other Person nor the sale or other distribution to another Person of all or substantially all the assets, property or business of the

Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Article FIFTH Section (A)(4).

          5.  Conversion.
              ----------

          a.        Stockholders' Right To Convert.  Each share of Convertible
                    ------------------------------
Preferred Stock shall be convertible, at the option of the holder thereof, at any time, or from time to time, into Conversion Units (as defined below), at a rate of one Conversion Unit for one share of Convertible Preferred Stock. A

"CONVERSION UNIT" shall consist of (I) that number of shares of Common Stock
- ----------------
equal to a fraction, the numerator of which is the Initial Conversion Price and the denominator of which is the Adjusted Conversion Price and (II) one one-hundredth share of Redeemable Preferred Stock.

          The option to convert into Conversion Units shall be exercised by (i) giving written notice to the Corporation, at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Redeemable Preferred Stock and Common Stock issuable upon conversion are to be issued and (ii) surrendering for such purpose to the Corporation, at any place where the Corporation shall maintain a transfer agent for its Convertible Preferred Stock, Redeemable Preferred Stock and Common Stock, certificates representing the shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer. At the time of the surrender referred to in clause (ii) above, the Person in whose name any certificate for shares of Common Stock and Redeemable Preferred Stock shall be issuable upon such conversion shall be deemed to be the holder of record of such shares of Common Stock and Redeemable Preferred Stock on such date, notwithstanding that the share register of the Corporation shall then be closed or that the certificates representing such

Common Stock and Redeemable Preferred Stock shall not then be actually delivered to such person.

          b.        Automatic Conversion.  On the date of the closing of a
                    --------------------
Qualified Public Offering or a Qualified Sale Transaction, each outstanding share of Convertible Preferred Stock shall automatically, with no further action required to be taken by the Corporation or the holder thereof, be converted into Conversion Units, at a rate of one Conversion Unit for one share of Convertible Preferred Stock. Immediately thereafter, each holder of Convertible Preferred Stock shall be deemed to be the holder of record of the Redeemable Preferred Stock and Common Stock issuable upon conversion of such holder's Convertible Preferred Stock notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such Redeemable Preferred Stock or Common Stock shall not then be actually delivered to such person. Upon notice from the Corporation, each holder of Convertible Preferred Stock so converted shall promptly surrender to the Corporation, at any place where the Corporation shall maintain a transfer agent for its Convertible Preferred Stock, Redeemable Preferred Stock and Common Stock, certificates representing the shares so converted, duly endorsed in blank or accompanied by proper instruments of transfer. On the date of such automatic conversion, all rights with respect to the shares of Convertible Preferred Stock so converted, including the rights, if any, to receive notices and vote, will terminate, except only the rights of holders thereof to (i) receive certificates for the number of shares of Common Stock and Redeemable Preferred Stock into which such shares of Convertible Preferred Stock have been converted, (ii) the payment of any accrued but unpaid dividends thereon as provided in Article FIFTH Section (A)(5)(c) below and (iii) exercise the rights to which they are entitled as holders of Common Stock and Redeemable Preferred Stock.

          c.  Accrued Dividends.  If conversion pursuant to Article FIFTH
              -----------------
Section (A)(5)(a) or (A)(5)(b) occurs at a time when there are any accrued and unpaid dividends or other amounts due on the shares of Convertible Preferred Stock, such dividends and other amounts shall continue to be deferred but shall be paid in full by the Corporation to the holder of the shares of Redeemable Preferred Stock into which such shares of Convertible Preferred Stock were converted no later than the Mandatory Redemption Date.

               d.  Antidilution Adjustments.
                   ------------------------

          (1)  Dividend, Subdivision, Combination or Reclassification of Company
               -----------------------------------------------------------------
Common Stock.  If the Corporation shall, at any time or from time to time, (a)
- ------------
declare a dividend on the Company Common Stock payable in shares of its capital stock (including Company Common Stock), (b) subdivide the outstanding Company Common Stock, (c) combine the outstanding Company Common Stock into a smaller number of shares, or (d) issue any shares of its capital stock in a reclassification of the Company Common Stock (excluding any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), then in each such case, the number of shares of Company Common Stock constituting part of a Conversion Unit at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification and the number and kind of shares of Company Common Stock issuable on such date shall be proportionately adjusted so that, in connection with a conversion of the Convertible Preferred Stock after such date, the holder of the Convertible Preferred Stock shall be entitled to receive the aggregate number and kind of shares of capital stock which, if the conversion had occurred immediately prior to such date, the holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the number of shares of Common Stock constituting part of a Conversion Unit shall be adjusted to that number of shares of Common Stock constituting part of a Conversion Unit immediately prior to such record date.

          (2)  Issuance of Rights to Purchase Company Common Stock Below Current
               -----------------------------------------------------------------
Market Price or Dilution Price.  If the Corporation shall, at any time or from
- ------------------------------
time to time, fix a record date for the issuance of rights or warrants to all holders of Company Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Company Common Stock or securities convertible into Company Common Stock at a price per share of Company Common Stock, or having a conversion price per share of Company Common Stock, if a security is convertible into Company Common Stock (determined in each such case by dividing (X) the total consideration payable to the Corporation upon exercise, conversion or exchange of such rights, warrants or other securities convertible into Company Common Stock by (Y) the total number of shares of Company Common Stock covered by such rights, warrants or other securities convertible into Company Common Stock), lower than either the Current Market Price per share of Common Stock on such record date (or, if an ex-dividend date has been established for such record date, on the day next preceding such ex-dividend date) or the Dilution Price, then the Adjusted Conversion Price shall be reduced to the price determined by multiplying the Adjusted Conversion Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Company Common Stock outstanding on such record date plus the number of additional shares of Company Common Stock which the aggregate offering price of the total number of shares of the Company Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at the Applicable Price, and the denominator of which shall be the number of shares of Company Common Stock outstanding on such record date plus the number of additional shares of Company Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such price for subscription or purchase may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the Corporation and shall be that value which is agreed upon by at least a majority of the members thereof; provided, that if
                                                              --------
the holders of a majority of the shares of Convertible Preferred Stock object to such valuation as determined by the Board of Directors within fifteen (15) days of receipt of written notice of such valuation or, if such percentage of the members of the Board of Directors of the Corporation are unable to agree upon the value of such consideration, the value thereof shall be determined by an independent investment bank of nationally recognized stature that is selected by a majority of the members of the Board of Directors. Any such adjustment shall become effective immediately after the record date for such rights or warrants. Such adjustment shall be made successively whenever such a record date is fixed. If such rights or warrants are not so issued, the Adjusted Conversion Price shall be adjusted to the Adjusted Conversion Price in effect immediately prior to such record date. The determination of whether any adjustment is required under this Article FIFTH Section (A)(5)(d)(2) by reason of the sale and issuance of rights, options, warrants or convertible or exchangeable securities and the amount of such adjustment, if any, shall be made only at the time of such issuance or sale and not at the subsequent time of issuance or sale of Company Common Stock upon the exercise of such rights to subscribe or purchase. Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Adjusted Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

          (3)  Certain Distributions.  If the Corporation shall, at any time or
               ---------------------
from time to time, fix a record date for the distribution to all holders of Company Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of indebtedness, assets or other property (other than (i) cash dividends or cash distributions payable out of consolidated earnings or earned surplus or (ii) dividends payable in capital stock for which adjustment is made under Article FIFTH Section (A)(5)(d)(1)) or subscription rights or warrants (excluding those referred to in Article FIFTH Section
(A)(5)(d)(2)), then in each such case for the purpose of this Article FIFTH Section (A)(5)(d)(3), the holders of the Convertible Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Convertible Preferred Stock are convertible as of the record date fixed for the determination of the holders of Company Common Stock entitled to receive such distribution.

          (4)  Issuance of Company Common Stock Below Current Market Price or
               --------------------------------------------------------------
Common Stock Dilution Price.  Except in the case of Common Stock or securities
- ---------------------------
convertible into or exchangeable for Common Stock to be issued (i) to an employee, advisor, consultant or director of the Corporation directly or pursuant to any stock option or stock plan or arrangement that has been approved by the Corporation's Board of Directors and not exceeding, in the aggregate, 3,600,000 shares of Common Stock (subject to adjustment in the circumstances set forth in Article FIFTH Section (A)(5)(d)(1)), (ii) pursuant to the exercise of any option, warrant or convertible security outstanding on the Issue Date of the Convertible Preferred Stock, (iii) in connection with bona fide research, licensing or corporate partnering relationships, in connection with equipment lease financing, or in connection with non-convertible debt financing with institutional lenders, in each case approved by the Board of Directors of the Corporation, (iv) upon conversion of the Convertible Preferred Stock or (v) in connection with a merger or consolidation as a result of which the holders of the Corporation's outstanding capital stock immediately prior to the consummation of such transaction hold voting securities in excess of fifty (50) percent of the voting power of the surviving or resulting entity (in which event the provisions of this Article FIFTH Section (A)(5)(d)(4) shall not apply), the Adjusted Conversion Price shall be subject to adjustment as follows:
If the Corporation shall, at any time or from time to time, sell or issue shares of Company Common Stock (regardless of whether originally issued or from the Corporation's treasury), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Company Common Stock at a price per share of Company Common Stock (determined, in the case of rights, options, warrants or convertible or exchangeable securities, by dividing (X) the total consideration received or receivable by the Corporation in consideration of the sale or issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Corporation upon exercise or conversion or exchange thereof, by (Y) the total number of shares of Company Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) lower than either the Current Market Price per share of Common Stock or the Dilution Price immediately prior to such sale or issuance, then the Adjusted Conversion Price shall be reduced to the price determined by multiplying the Adjusted Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Company Common Stock outstanding immediately prior to such sale or issuance plus the number of shares of Company Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at the Applicable Price and the denominator of which shall be the total number of shares of Company Common Stock outstanding immediately after such sale or issuance. Such adjustment shall be made successively whenever such sale or issuance is made. For the purposes of such adjustments, the shares of

Company Common Stock which the holder of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale or issuance and the consideration "received" by the Corporation therefor shall be deemed to be the consideration actually received or receivable by the Corporation (plus any underwriting discounts or commissions in connection therewith) for such rights, options, warrants or convertible or exchangeable securities, plus the consideration stated in such rights, options, warrants or convertible or exchangeable securities to be payable to the Corporation for the shares of Company Common Stock covered thereby. If the Corporation shall sell or issue shares of Company Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Company Common Stock" and the "consideration" received or receivable by or payable to the Corporation for purposes of the first sentence following the colon and the immediately preceding sentence of this Article FIFTH Section (A)(5)(d)(4), the fair value of such property shall be determined in good faith by the Board of Directors of the Corporation and shall be the value which is agreed upon by at least a majority of the members thereof; provided, that if the holders of a majority of the shares of Convertible
- --------
Preferred Stock object to such valuation as determined by the Board of Directors within fifteen (15) days of receipt of written notice of such valuation or if such percentage of the members of the Board of Directors of the Corporation are unable to agree upon the value of such consideration, the value thereof shall be determined by an independent investment bank of nationally recognized stature that is selected by a majority of the members of the Board of Directors. The determination of whether any adjustment is required under this Article FIFTH

Section (A)(5)(d)(4) by reason of the sale and issuance of rights, options, warrants or convertible or exchangeable securities and the amount of such adjustment, if any, shall be made only at the time of such issuance or sale and not at the subsequent time of issuance or sale of Company Common Stock upon the exercise of such rights to subscribe or purchase. Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Adjusted Conversion Price, to the extent in any was affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Company Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

          e.  De Minimis Adjustments.  No adjustment of the Adjusted Conversion
              ----------------------
Price shall be made if the amount of such adjustment would result in a change in the Adjusted Conversion Price per share of less than $.05, but in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which together with any adjustment so carried forward, would result in a change in the Adjusted Conversion Price of $.05 per share. Notwithstanding the provisions of the first sentence of this Article FIFTH Section (A)(5)(d), any adjustment postponed pursuant to this Article FIFTH Section (A)(5)(d) shall be made no later than the earlier of (i) three years from the date of the transaction that would, but for the provisions of the first sentence of this Article FIFTH Section (A)(5)(d), have required such adjustment and (ii) immediately prior to the date of any conversion of shares of Convertible Preferred Stock.

          f.  Fractional Shares.  Notwithstanding any other provision of this
              -----------------
Certificate of Incorporation, as amended, the Corporation shall not be required to issue fractions of shares of Common Stock upon conversion of any shares of Convertible Preferred Stock or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Corporation may pay therefore, at the time of any conversion of shares of Convertible Preferred Stock as herein provided, an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock.

          g.  Reorganization, Reclassification, Merger and Sale of Assets
              -----------------------------------------------------------
Adjustment.  If there occurs any capital reorganization or any reclassification
- ----------
of the Company Common Stock or the Redeemable Preferred Stock, the consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation of the Corporation in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Company Common Stock or Redeemable Preferred Stock) or the sale, transfer or other disposition of all or substantially all of the assets of the Corporation to another Person, in each case other than pursuant to a Qualified Sale Transaction, then each share of Convertible Preferred Stock shall thereafter be convertible into the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Company Common Stock and Redeemable Preferred Stock upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of

Common Stock and Redeemable Preferred Stock into which such share of Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Corporation) shall be made to assure that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon the conversion of the Convertible Preferred Stock.

          h.  Certificate as to Adjustments.  Whenever the number of shares of
              -----------------------------
Common Stock and Redeemable Preferred Stock issuable, or the securities or other property deliverable upon the conversion of the Convertible Preferred Stock, shall be adjusted pursuant to the provisions hereof, the Corporation shall promptly give written notice thereof to each holder of shares of Convertible Preferred Stock at such holder's address as it appears on the transfer books of the Corporation and shall forthwith file, at its principal executive office and with any transfer agent or agents for the Convertible Preferred Stock, the Common Stock and the Redeemable Preferred Stock, a certificate, signed by the President or one of the Vice Presidents of the Corporation, and by its Chief Financial Officer, its Treasurer or one of its Assistant Treasurers, stating the number of shares of Common Stock and Redeemable Preferred Stock issuable, or the securities or other property deliverable, per share of Convertible Preferred Stock converted, calculated to the nearest cent or to the nearest one one-hundredth of a share and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

          i.  Reservation of Common Stock and Redeemable Preferred Stock.  The
              ----------------------------------------------------------
Corporation shall at all times reserve and keep available for issuance upon the conversion of the shares of Convertible Preferred Stock the maximum number of each of its authorized but unissued shares of Common Stock and Redeemable Preferred Stock as is reasonably anticipated to be sufficient to permit the conversion of all outstanding shares of Convertible Preferred Stock into Conversion Units and shall take all action required to increase the authorized number of shares of Common Stock or Redeemable Preferred Stock, as the case may be, if at any time there shall be insufficient authorized but unissued shares of Common Stock or Redeemable Preferred Stock, as the case may be, to permit such reservation or to permit the conversion of all outstanding shares of Convertible Preferred Stock.

          j.  No Conversion Charge or Tax.  The issuance and delivery of
              ---------------------------
certificates for shares of Common Stock and Redeemable Preferred Stock upon the conversion of shares of Convertible Preferred Stock shall be made without charge to the holder of shares of Convertible Preferred Stock for any issue or transfer tax, or other incidental expense in respect of the issuance or delivery of such certificates or the securities represented thereby, all of which taxes and expenses shall be paid by the Corporation.

          6.   Preemptive Rights.
               -----------------

          a. Except as provided in paragraph (b) below, if the Corporation shall from time to time (each such time referred to herein as a "DETERMINATION
                                                                 -------------
TIME") propose to issue and sell any capital stock or any security convertible
- ----
for or exchangeable into capital stock (each a "NEW ISSUANCE"), then the
                                                ------------
Corporation shall give twenty (20) days prior written notice to each holder of Convertible Preferred Stock (such notice to specify the number and type of securities comprising the New Issuance and the price, terms and conditions of such issuance and sale). By written notice given to the Corporation within ten (10) days of being notified of such New Issuance, each holder of Convertible Preferred Stock shall be entitled to purchase that percentage of the New Issuance determined by dividing (i) the total number of shares of Convertible Preferred Stock owned by such holder by (ii) the total number of shares of Convertible Preferred Stock then outstanding.

          b. The provisions of this Article FIFTH Section (A)(6) shall not apply to the issuance of capital stock or securities convertible into or exchangeable for capital stock to be issued to (i) an employee, advisor, consultant or director of the Corporation directly or pursuant to any stock option or stock plan or arrangement that has been approved by the Corporation's Board of Directors and not exceeding, in the aggregate, 3,225,000 shares of Common Stock (subject to adjustment in the circumstances set forth in Article FIFTH Section (A)(5)(d)(1)), (ii) pursuant to the exercise of any option, warrant or convertible security outstanding on the Issue Date of the Convertible Preferred Stock, (iii) in connection with bona fide research, licensing or corporate partnering relationships, in connection with equipment lease financing, or in connection with non-convertible debt financing with institutional lenders, in each case approved by the Board of Directors of the Corporation, (iv) upon conversion of the Convertible Preferred Stock, (v) in connection with a merger or consolidation as a result of which the holders of the Corporation's outstanding capital stock immediately prior to the consummation of such transaction hold voting securities in excess of fifty percent of the voting power of the surviving or resulting entity or (vi) in connection with a stock split, stock dividend or recapitalization.

          7.  Certain Remedies.  Any registered holder of shares of Convertible
              ----------------
Preferred Stock shall be entitled to an injunction or injunctions to prevent violations of the provisions of this Certificate of Incorporation, as amended, and to enforce specifically the terms and provisions of this Certificate of Incorporation, as amended, in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity. Notwithstanding the foregoing, the observance of any term of this Certificate of Incorporation, as amended, which benefits only the holders of the Convertible Preferred Stock may be waived by a majority in interest of the Convertible Preferred Stock (either generally or in a particular instance and either retroactively or prospectively).

     B.   Redeemable Preferred Stock.
          --------------------------

          1.   Ranking.  The Redeemable Preferred Stock and the Convertible
               -------
Preferred Stock shall rank on a parity with respect to dividend rights and rights on liquidation, dissolution or winding up, and shall rank senior to all other equity securities of the Corporation, and any other series or class of the Corporation's preferred or common stock, now or hereafter authorized.

          2.   Dividends and Distributions.
               ---------------------------

          a.        Dividends.  The holders of outstanding shares of Redeemable
                    ---------
Preferred Stock shall be entitled to receive dividends, as, when and if declared by the Board of Directors, out of Legally Available Funds.

          b.        Accrued Dividends; Record Date.  Dividends payable on the
                    ------------------------------
Redeemable Preferred Stock shall begin to accrue from the Issue Date of the Redeemable Preferred Stock at an annual rate equal to 16% based upon the Redeemable Liquidation Preference, calculated on the basis of a 360-day year consisting of twelve 30-day months, and shall accrue on a daily basis, in each case whether or not earned or declared. The Board of Directors may fix a record date for the determination of holders of shares of Redeemable Preferred Stock entitled to receive payment of any dividends payable pursuant to Article FIFTH Section (B)(2)(a), which record date shall not be more than 60 days prior to the applicable dividend payment date.

          c.  Dividends Pro Rata.  All dividends paid with respect to shares of
              ------------------
Redeemable Preferred Stock pursuant to this Article FIFTH Section (B)(2) shall be paid pro rata to the holders entitled thereto. In the event that the Legally Available Funds shall be insufficient for the payment of the entire amount of cash dividends payable at any dividend payment date, such funds shall be allocated for the payment of dividends with respect to the shares of Redeemable Preferred Stock pro rata.

               d.  Certain Restrictions.
                   --------------------

          If any dividends accrued on shares of Redeemable Preferred Stock as provided in this Article FIFTH Section (B)(2) are not paid in full in cash, then until all such dividends shall have been paid in full in cash, the Corporation shall not declare or pay cash dividends on, or make any other distributions with respect to, any shares of capital stock of the Corporation ranking junior to the Redeemable Preferred Stock and Convertible Preferred Stock.

          3.   Voting Rights.  Except as set forth in Article FIFTH Section
               -------------
(A)(3)(b), the holders of Redeemable Preferred Stock shall not have any right to vote unless required to have a vote under applicable law.

          4.   Liquidation, Dissolution or Winding Up.
               --------------------------------------

          a. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (other than a liquidation, dissolution or winding up following the redemption of all of the Redeemable Preferred Stock in connection with a Qualified Sale Transaction), before any distribution or payment to holders of Common Stock or of any other capital stock ranking in any such event junior to the Redeemable Preferred Stock and the Convertible Preferred Stock, the holders of shares of Redeemable Preferred Stock and Convertible Preferred Stock shall be entitled to be paid, (x) in the case of the Redeemable Preferred Stock, an amount equal to the Redeemable Liquidation Preference, plus an amount equal to all accrued and unpaid dividends, if any, with respect to each share of Redeemable Preferred Stock and (y) in the case of the Convertible Preferred Stock, an amount equal to the greater of (i) the Liquidation Preference, plus an amount equal to all accrued and unpaid dividends, if any, with respect to each share of Convertible Preferred Stock or
(ii) the amount that the holders of Convertible Preferred Stock would be entitled to receive in connection with such liquidation, dissolution or winding up if all of the holders of the Convertible Preferred Stock had converted their shares immediately prior to any relevant record date or payment in connection with such liquidation, dissolution or winding up, in either case, before any payment or distribution is made to any class or series of capital stock ranking junior to the Redeemable Preferred Stock and Convertible Preferred Stock.

          b. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of Redeemable Preferred Stock and the Convertible Preferred Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of the Redeemable Preferred Stock and the Convertible Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

          c. Neither the consolidation or merger of the Corporation with or into any other Person nor the sale or other distribution to another Person of all or substantially all the assets, property or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Article FIFTH Section (B)(4).

          5.   Redemption.  The Corporation shall, as provided below, redeem the
               ----------
shares of Redeemable Preferred Stock.

          a.        Automatic Redemption.  On the date of the closing of a
                    --------------------
Qualified Public Offering or a Qualified Sale Transaction (a "MANDATORY
                                                              ---------
REDEMPTION DATE"), each share of Redeemable Preferred Stock shall automatically,
- ---------------
with no further action required to be taken by the Corporation or the holder thereof, be redeemed (unless otherwise prevented by law), at a redemption price per share equal to 100% of the Redeemable Liquidation Preference for such Redeemable Preferred Stock, plus (i) all accrued and unpaid dividends on the Redeemable Preferred Stock to the date of redemption and (ii) all deferred amounts on the Convertible Preferred Stock specified in Article FIFTH Section
(A)(5)(c) hereof. The total sum payable per share of Redeemable Preferred Stock to be redeemed (the "REDEEMED SHARES") on the Mandatory Redemption Date is
                     ---------------
hereinafter referred to as the "REDEMPTION PRICE", and the payment to be made on
                                ----------------
the Mandatory Redemption Date for the Redeemed Shares is hereinafter referred to as the "REDEMPTION PAYMENT". Upon notice from the Corporation, each holder
        ------------------
of Redeemable Preferred Stock so redeemed shall promptly surrender to the Corporation, at any place where the Corporation shall maintain a transfer agent for its Redeemable Preferred Stock, certificates representing the shares so redeemed, duly endorsed in blank or accompanied by proper instruments of transfer.

          b.        Termination of Rights.  Except as set forth in Article FIFTH
                    ---------------------
Section (B)(5)(c), on and after the Mandatory Redemption Date all rights of any holder of Redeemable Preferred Stock shall cease and terminate; and such Redeemed Shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation; provided, however, that, if the Corporation defaults in the payment of the
- --------  -------
Redemption Payment, the rights of the holders of Redeemable Preferred Stock shall continue until the Corporation cures such default.

          c.        Insufficient Funds for Redemption.  If the funds of the
                    ---------------------------------
Corporation available for redemption of the Redeemable Preferred Stock by law or otherwise on the Mandatory Redemption Date are insufficient to redeem the Redeemed Shares on such date, the holders of Redeemed Shares shall share ratably in any funds available by law for redemption of such shares according to the respective amounts which would be payable with respect to the number of shares owned by them if the shares to be so redeemed on such Mandatory Redemption Date were redeemed in full. The Corporation shall in good faith use all reasonable efforts as expeditiously as possible to eliminate, or obtain an exception, waiver or exemption from, any and all restrictions under applicable law that prevented the Corporation from paying the Redemption Price and redeeming all of the shares of Redeemable Preferred Stock to be redeemed hereunder. At any time thereafter when additional funds of the Corporation are available by law for the redemption of shares of Redeemable Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are available, on the basis set forth above. In the event that funds are not available by law for the payment in full of the Redemption Price for the shares of Redeemable Preferred Stock to be so redeemed on the Mandatory Redemption Date, then the Corporation shall be obliged to make such partial redemption so that the number of shares of Redeemable Preferred Stock held by each holder shall be reduced in an amount which shall bear the same ratio to the actual number of shares of Redeemable Preferred Stock required to be redeemed on such Mandatory Redemption Date as the number of shares of Redeemable Preferred Stock then held by such holder bears to the aggregate number of shares of Redeemable Preferred Stock then outstanding. In the event that the Corporation fails to redeem shares of Redeemable Preferred Stock for which redemption is required, then during the period from the Mandatory Redemption Date through the date on which such shares that the Corporation failed to redeem on the Mandatory Redemption Date are actually redeemed, dividends on such shares shall continue to accrue and be cumulative as specified in Article FIFTH Section (B)(2)(b).

          C.   Definitions.  For the purposes of this Certificate of
               -----------
Incorporation, as amended, the following terms shall have the meanings indicated:

          "Adjusted Conversion Price" shall mean, with respect to each share of
           -------------------------
Convertible Preferred Stock, $1.68, subject to appropriate adjustment for events described in Article FIFTH Section (A)(5).

          "Applicable Price" shall mean the higher of (a) the Current Market
           ----------------
Price per share of Common Stock on the applicable record or other relevant date and (b) the Dilution Price.

          "Business Day" shall mean any day other than a Saturday, Sunday or
           ------------
other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

          "Change of Control" shall mean (i) the direct or indirect sale, lease,
           -----------------
exchange or other transfer of all or substantially all of the assets of the Corporation to any Person or entity or group of Persons or entities acting in concert as a partnership or other group (a "GROUP OF PERSONS"), (ii) the merger
                                            ----------------
or consolidation of the Corporation with or into another corporation with the effect that the then existing stockholders of the Corporation hold less than 50% of the combined voting power of the then outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, (iii) the replacement of a majority of the Board of Directors of the Corporation, over a two-year period, from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by the Board of Directors of the Corporation (or its replacements approved by the Board of Directors of the Corporation) as constituted at the beginning of such period,
(iv) a Person or Group of Persons shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange
Act) of securities of the Corporation representing 50% or more of the combined voting power of the then outstanding securities of the Corporation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

          "Closing Price" shall mean, with respect to each share of Common
           -------------
Stock, for any day, (a) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the principal national securities exchange on which such Common Stock is listed or admitted for trading or (b) if such Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for such Common Stock as reported on the Automatic Quotation System of NASDAQ or a similar service if NASDAQ is no longer reporting such information.

          "Commission" means the Securities and Exchange Commission or any
           ----------
similar agency then having jurisdiction to enforce the Securities Act.

          "Common Stock" shall mean the Corporation's Common Stock, par
           ------------
value $0.001 per share.

          "Company Common Stock" shall mean, collectively, the Common Stock and
           --------------------
any class of common stock of the Corporation authorized after the Issue Date of the Convertible Preferred Stock, or any other class or series of stock resulting from successive changes or reclassifications of the Common Stock.

          "Contingent Obligation" means, as to any Person, any direct or
           ---------------------
indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation (each a "PRIMARY
                                                                  -------

OBLIGATION") of another Person (with respect to a given primary obligation, the
- ----------
"PRIMARY OBLIGOR"), whether or not contingent, (a) to purchase, repurchase or
 ---------------
otherwise acquire any such primary obligation or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor in respect of any such primary obligation or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of such primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

          "Conversion Unit" has the meaning assigned such term in Article
           ---------------
FIFTH Section (A)(5).

          "Convertible Preferred Stock" has the meaning assigned such term
           ---------------------------
in Section 1.

          "Current Market Price" shall mean, with respect to shares of Common
           --------------------
Stock, on any date, the average of the daily Closing Prices per share of Common Stock for the 10 consecutive trading days commencing 15 days before such date. If on any such date the shares of such Common Stock are not listed or admitted for trading on any national securities exchange or quoted on NASDAQ or a similar service, the Current Market Price for such shares shall be the fair market value of such shares on such date as determined in good faith by the Board of Directors of the Corporation and shall be the value which is agreed upon by at least 85% of the members thereof, or if such percentage of the members of the Board of Directors of the Corporation are unable to agree upon the value of such consideration, the value thereof shall be determined by an independent investment bank of a nationally recognized stature that is selected by the holders of a majority of the outstanding shares of Convertible Preferred Stock.

          "Determination Time" has the meaning assigned such term in
           ------------------
Article FIFTH Section (A)(6)(a).

          "Dilution Price" shall mean, with respect to each share of Common
           --------------
Stock, $1.68, subject to appropriate adjustment for events described in Article FIFTH Section (A)(5)(d)(1).

          "Exchange Act" shall mean the Securities and Exchange Act of 1934, as
           ------------
amended, and the rules and regulations of the Commission thereunder.

          "GAAP" means generally accepted United States accounting
           ----
principles in effect from time to time.

          "Governmental Authority" means the government of any nation, state,
           ----------------------
city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of any of the foregoing.

          "Gross Cash Proceeds" shall mean, with respect to any Initial Public
           -------------------
Offering, the gross proceeds received by the Corporation or any subsidiary of the Corporation, before brokerage commissions or other fees and
                               ------
expenses relating to such Initial Public Offering.

          "Indebtedness" means, as to any Person, (a) all obligations of such
           ------------
Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any lien (other than liens in favor of lessors under leases other than leases included in clause (f)) on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person and (h) all Contingent Obligations of such Person.

          "Initial Conversion Price" shall mean, with respect to each share
           ------------------------
of Convertible Preferred Stock $1.68.

          "Initial Public Offering" shall mean the sale in an underwritten
           -----------------------
offering by the Corporation of its Common Stock pursuant to a registration statement on Form S-1 or otherwise under the Securities Act.

          "Issue Date" shall mean the date, as the case may be, on which the
           ----------
shares of Convertible Preferred Stock or Redeemable Preferred Stock are issued.

          "Legally Available Funds" has the meaning assigned such term in
           -----------------------
Article FIFTH Section (A)(2)(a).

          "Liquidation Preference" shall mean, with respect to each share of
           ----------------------
Convertible Preferred Stock, its original purchase price of $2.244459.

          "Mandatory Redemption Date" has the meaning assigned such term in
           -------------------------
Article FIFTH Section (B)(5)(a).

          "NASDAQ" shall mean the National Association of Securities
           ------
Dealers, Inc.

          "New Issuance" has the meaning assigned such term in Article
           ------------
FIFTH Section (A)(6)(a).

          "Person" shall mean any individual, firm, corporation, partnership,
           ------
trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

          "Qualified Public Offering" means an Initial Public Offering by the
           -------------------------
Company with Gross Cash Proceeds to the Company in excess of $22,000,000.00 and in respect of which the price per share of Common Stock sold in such Initial Public Offering is at least $5.00 (subject to appropriate adjustment for any dividends, subdivisions, combinations or reclassifications of Common Stock).

          "Qualified Sale Transaction" means a Sale Transaction in which the
           --------------------------
aggregate consideration received by the Corporation's stockholders, before brokerage commissions or other fees and expenses relating to such Sale Transaction is in excess of $100,000,000.00.

          "Redeemable Liquidation Preference" shall mean with respect to each
           ---------------------------------
share of Redeemable Preferred Stock, $4,250,000 divided by the number of shares of Redeemable Preferred Stock outstanding (assuming conversion of all shares of Convertible Preferred Stock pursuant to Article FIFTH Section (A)(5)).

          "Redeemable Preferred Stock" has the meaning assigned such term
           --------------------------
in Section 1.

          "Sale Transaction" shall mean (i) any sale of the capital stock of the
           ----------------
Corporation, (ii) any merger, consolidation, sale or other business combination involving the Corporation or (iii) any sale of all or substantially all of the assets of the Corporation, in each case in one transaction or a series of transactions occurring prior to the consummation of an initial public offering.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations of the Commission thereunder.

     SIXTH.  Election of directors need not be by written ballot.

     SEVENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     EIGHTH. The Board of Directors is authorized to adopt, amend, or repeal By-Laws of the Corporation except as and to the extent provided in the By-Laws.

     NINTH. A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee, or agent of any other corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability, and loss (including attorneys' fees, judgments, fines, excise or other taxes assessed with respect to an employee benefit plan, penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee's heirs, executors, and administrators; provided, however, that, except as provided in Paragraph C of this Article NINTH with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

          B. The right to indemnification conferred in Paragraph A of this Article NINTH shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law
            --------  -------
requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article NINTH or otherwise.

          C. The rights to indemnification and to the advancement of expenses conferred in Paragraphs A and B of this Article NINTH shall be contract rights. If a claim under Paragraph A or B of this Article NINTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article NINTH or otherwise, shall be on the Corporation.

          D. The rights to indemnification and to the advancement of expenses conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

          E. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law.

          F. The Corporation's obligation, if any, to indemnify any person who was or is serving as a director, officer, employee, or agent of any direct or indirect subsidiary of the Corporation or, at the request of the Corporation, of any other corporation or of a partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, or other enterprise.

          G. Any repeal or modification of the foregoing provisions of this Article NINTH shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

          TENTH. No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as a director of the Corporation while this Article TENTH is in effect shall be deemed to be doing so in reliance on the provisions of this Article TENTH, and neither the amendment or repeal of this Article TENTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article TENTH, shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Article TENTH are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, by-law, agreement, vote of shareholders or disinterested directors, or otherwise.

          ELEVENTH. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     IN WITNESS WHEREOF, I have made, signed, and sealed this Certificate of Incorporation this ____ day of June, 1996.



                                           _________________________________